SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2012

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 19, 2012, Charter Communications, Inc. (“the Company”) and Named Executive Officer Christopher L. Winfrey, Executive Vice President and Chief Financial Officer of the Company, entered into a letter agreement (the “Letter Agreement”) amending his employment agreement with the Company dated as of November 1, 2010 to include the payment of certain amounts in the event of a termination from employment prior to December 31, 2013.

Mr. Winfrey’s employment agreement provided that the agreement and severance benefits thereunder, will end on November 1, 2012, unless extended by the Company.  Mr. Winfrey’s agreement was amended to provide that if he terminates his employment for Good Reason or if the Company terminates his employment other than for “cause” (as defined therein) or his death or disability on or prior to December 31, 2013, he shall receive an amount equal to two (2) times the then-current rate of Annual Base Salary and Target Bonus under the employment agreement.

The Letter Agreement is filed herewith as Exhibit 10.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
10.1	Letter Agreement and Amendment to Employment Agreement effective as of December 31, 2011, by and between Charter Communications, Inc. and Christopher Winfrey.*
___________

* filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC. Registrant

Dated: January 20, 2012

By: /s/ Kevin D. Howard Name: Kevin D. Howard Title: Senior Vice President – Finance, Controller and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter Agreement and Amendment to Employment Agreement effective as of December 31, 2011, by and between Charter Communications, Inc. and Christopher Winfrey.*
___________

* filed herewith

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